UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2021

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Vereador João Alves Praes nº 95-A

Olhos D’Água, MG 39398-000, Brazil

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary NOTE Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K for Brazil Minerals, Inc. (the “Company”) contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2021, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton Funds”), an unrelated third party. Triton Funds was founded by and is managed by students from the University of California, San Diego, and backed by scientific and academic advisory boards. According to Triton Funds, it is the largest student-run investment fund in the United States and focused on “millennial growth ESG” (Environmental, Social and Governance) opportunities. Triton Funds agreed to invest up to $2,500,000 in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton Funds common shares of the Company having an aggregate value of $2,500,000. Under the CSPA the Company may, in its sole discretion, and subject to the satisfaction of certain conditions, deliver a purchase notice to Triton Funds which states the dollar amount of shares which the Company intends to sell to Triton Funds. The price of the shares to be sold will depend on, among other things, the market price of the Company’s stock at the time that a purchase notice is delivered. Triton Funds’ obligation to purchase securities is conditioned on an effective registration statement for resale of the shares being purchased and Triton Funds’ ownership not exceeding 9.99% of the issued and outstanding shares of the Company giving effect to such purchase.

In connection with the CSPA, the Company also entered into a Warrant Agreement (the “WA”) under which Triton Funds is granted a two-year right to purchase up to 75,987,842 common shares of the Company (the “Warrant Shares”) subject to the terms and conditions of the WA. The purchase of the Warrants Shares shall exclusively be on a cash basis if there is then an effective registration statement available for resale of such shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.	Common Stock Purchase Agreement dated as of February 26, 2021 between the Company and Triton Funds LP. *
2.	Warrant Agreement dated as of February 26, 2021 between the Company and Triton Funds LP. *

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: March 2, 2021	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer